Exhibit 99.2

Smartag to Create Regional Fintech Hub in Malaysia

Smartag International, Inc. (OTC Markets: SMRN) (“Smartag,”) is pleased to announce that on March 1, 2019, Smartag entered into a supplementary agreement with PT Supratama Makmur Sukses (“PTSMS”) and Smartag’s wholly owned subsidiary Oreb Sdn Bhd (“OREB”).

Smartag and PTSMS will roll out the Mobisaria e-Wallet project through a regional hub in Malaysia under OREB. OREB will provide Fintech research & development and technical support to PTSMS directly for the Mobisaria project which includes P2P transfers, e-commerce, micro finance, pawn broking and blockchain traceability and cryptocurrencies.

The combined Indonesian Mobisaria Project will provide a rural e-Wallet Fintech services to potentially 28,000 boarding school students now covers potentially 5000 local Islamic Baitu Maal or BMT co-operatives. As a result of PTSMS successfully entering into an MOU on December 12, 2018, with PT. Telekomunikasi Selular (“Telkomsel”), the largest mobile cellular operator in Indonesia, the Mobisaria project has the ability to access a nationwide payment gateway to four of the nation’s largest state owned banks which includes Bank Mandiri, Bank Negara Indonesia, Bank Rakyat Indonesia and Bank Tabungan Negara tbk.

Information about Forward-Looking Statements

This press release contains "forward-looking statements" that include information relating to future events. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management's good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in, or suggested by, the forward-looking statements. Important factors that could cause these differences include, but are not limited to: the Company's need for additional funding, the demand for the Company's products, governmental regulation of the fintech industry, the Company's ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company's liquidity and financial strength to support its growth, and other risks that may be detailed from time-to-time in the Company's filings with the United States Securities and Exchange Commission.